UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2017

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, RH announced the promotions of David Stanchak, 59, and Sandra Stangl, 49, to the Office of the President. A copy of the press release is attached hereto as Exhibit 99.1. Mr. Stanchak and Ms. Stangl were appointed to the Office of the President by the Board of Directors on November 17, 2017. With the additions of Mr. Stanchak and Ms. Stangl to the Office of the President, together with existing members of the Office of the President, Eri Chaya, 44, Karen Boone, 43, DeMonty Price, 56, the Office of the President consists of the following members:

•	Eri Chaya – President & Chief Creative Officer

•	Karen Boone – President, Financial & Administrative Officer

•	DeMonty Price – President, Chief Operating, Services & Values Officer

•	David Stanchak – President, Chief Real Estate & Development Officer

•	Sandra Stangl – President, Chief Merchandising & Business Development Officer

Ms. Chaya served as RH’s Co-President, Chief Creative and Merchandising Officer and Director since May 2016, Chief Creative Officer from April 2008 to May 2016 and Vice President of Creative from July 2006 to April 2008. Ms. Chaya has been with RH for 11 years and has also been a member of the RH Board of Directors since 2012. Prior to RH, Ms. Chaya was a creative director at Goodby, Silverstein and Partners, an international advertising agency, and a creative director at Banana Republic.

Ms. Boone served as RH’s Co-President, Chief Financial and Administrative Officer since May 2016, Chief Financial and Administrative Officer from May 2014 to May 2016 and Chief Financial Officer from June 2012 to May 2014. Prior to RH, Ms. Boone worked for Deloitte & Touche LLP, an accounting and consulting firm, where she most recently served as an audit partner. During her 15 years at Deloitte, Ms. Boone specialized in service to retail and consumer products companies, including Gap Inc., Williams-Sonoma, Inc., One Kings Lane, The Gymboree Corporation, and Ross Stores, Inc., among others.

Mr. Price has been with RH for 15 years, and has served as RH’s Co-President, Chief Operating, Service and Values Officer since May 2016, Chief Service and Values Officer from September 2015 to May 2016 and Senior Vice President of Retail Galleries and Operations, and the Company’s Chief Values Officer from June 2006 to September 2015. Prior to RH, Mr. Price was with Williams-Sonoma Inc. for four years in various field leadership roles, as well as with Gap Inc. and Nike Inc.

Prior to Mr. Stanchak’s appointment to the Office of the President, Mr. Stanchak has served as RH’s Chief Real Estate and Transformation Officer since May 2017 and Chief Real Estate and Development Officer from May 2015 to May 2017. From 2008 to 2013, Mr. Stanchak served as Senior Vice President of Dick’s Sporting Goods and as President of Golf Galaxy. Mr. Stanchak has also been the President and owner of Pinpoint Real Estate Company since 1995. Over his 30-year career in the commercial real estate industry, Mr. Stanchak has worked as a senior executive, board member, consultant, investor, real estate broker and attorney in all aspects of high-growth, multi-unit retail brand development. He has had direct responsibility for opening more than 2,500 retail store locations, managing real estate portfolios and deploying in excess of $2 billion for retailers including RH, Dick’s Sporting Goods, Field & Stream, Golf Galaxy, True Runner, DSW, Filene’s Basement, Mike Ditka’s Steakhouse, James Hardie Building Products, Blockbuster Entertainment, Einstein/Noah Bagel Corp. and Boston Market.

Prior to Ms. Stangl’s appointment to the Office of the President, Ms. Stangl has served as President of New Business Development since she joined RH in May 2017. Ms. Stangl joined RH after a 23-year career at Williams-Sonoma, Inc. Ms. Stangl served as President of the Pottery Barn Brands including Pottery Barn, Pottery Barn Kids and PB Teen from 2013 until March 2017 where she oversaw merchandising, product development, inventory management, creative services, visual merchandising, brand finance and operations for all three brands. From 2008 until 2013, Ms. Stangl served as President of Pottery Barn and in various leadership roles since she joined Pottery Barn in July 1994. Ms. Stangl serves as an honorary board member for Larkin Street Youth Services and has recently joined the University of San Diego Board of Trustees. Ms. Stangl graduated from the University of California, Los Angeles with a Bachelor of Fine Arts.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	RH Announces New Appointees to the Office of the President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: November 28, 2017	By:	/s/ Karen Boone
Karen Boone
President, Chief Financial & Administrative Officer